UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2009

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On June 16, 2009, Advanta Corp. (the “Company”) announced the results for its cash tender offer (as amended and supplemented, the “Tender Offer”), for any and all of the $100 million outstanding 8.99% Capital Securities issued by Advanta Capital Trust I (the “Capital Securities”).  The Tender Offer expired at 5:00 p.m., New York City time, on June 15, 2009.  The Company has accepted for purchase all of the Capital Securities validly tendered and not validly withdrawn in the Tender Offer.  The aggregate principal amount of the Capital Securities validly tendered and not validly withdrawn pursuant to the Tender Offer was $10,803,000, representing approximately 10.8% of outstanding Capital Securities.  The total consideration payable per $1,000 principal amount of Capital Securities is $200.00.  The settlement date is expected to be June 17, 2009.

______________________________

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties are the impact of litigation and legal, regulatory, administrative and other claims, investigations or proceedings.  The cautionary statements provided above are being made pursuant to the provisions of the Private Litigation Securities Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01       Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits.

99.1     Press Release issued June 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date:	June 16, 2009
		By:	/s/ Jay A. Dubow
Jay A. Dubow, Chief
Administrative Officer, Senior Vice
President, Secretary and
General Counsel